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                                                                   EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long-Term Incentive Plan of Women First HealthCare, Inc. of our report dated February 26, 2001 with respect to the consolidated financial statements of Women First HealthCare, Inc. included in its Annual Report Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


San Diego, California
July 18, 2001